UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2016

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09908

Florida	59-1947988
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

9454 Wilshire Boulevard, Penthouse
Beverly Hills, CA 90212
(Address of principal executive offices, including zip code)

(800) 525-1698
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Election of Officers

(1) Robert Wotczak was appointed as the Issuer's President on February 10, 2016.

(2) Mr. Wotczak, age 49, by agreement, is an employee at will. He is not related to any of the Issuer's officers and directors. There are no related party transactions with Mr. Wotczak pursuant to Regulation S-K 404(a). Mr. Wotczak has more than 25 years of experience as a senior-level advisor to publicly traded companies. For the past several years, he has acted as an advisor to the CEO of TOMI Environmental Solutions, Inc. He has held senior positions with investor relations firm, LHA, the New York Stock Exchange (NYSE) and the American Stock Exchange where he provided capital markets and corporate governance consulting to hundreds of companies. He led the transition and integration of the AMEX into the NYSE in 2008. He holds a BA in Management & Finance from Baruch College.

(3) Mr. Wotczak will be eligible to participate in the Company's 2016 Equity Incentive Plan and may be granted awards therefrom in connection with his or her service as the President.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI Environmental Solutions, Inc.

Date: February 11, 2016	By:	/s/ Halden Shane
Halden Shane
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 11, 2016

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